                                                                   EXHIBIT 4.4


     THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT THAT PRIOR TO SUCH TRANSFER PROVIDES TO THE TRUSTEE FOR THE SECURITIES A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES (THE FORM OF SUCH LETTER CAN BE OBTAINED FROM THE TRUSTEE OF THE SECURITIES) AND, IF SUCH TRANSFER IS FOR LESS THAN AN AGGREGATE PRINCIPAL AMOUNT OF $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THE TRANSFER IS EXEMPT FROM REGISTRATION, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) (AND BASED ON AN OPINION OF LEGAL COUNSEL AVAILABLE TO THE COMPANY OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTION OF THE UNITED STATES.

     THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE

INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                               BEA SYSTEMS, INC.

            4% CONVERTIBLE SUBORDINATED NOTE DUE DECEMBER 15, 2006

No. R-1                                              $400,000,000


CUSIP NO. 073325AC6

     BEA SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Million United States Dollars (U.S.$400,000,000) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $450,000,000 (or $550,000,000 if the Over-allotment Option is exercised in full) in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on December 15, 2006 and to pay interest thereon, from December 20, 1999, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each, an "Interest Payment Date"), commencing June 15, 2000, at the rate of 4% per annum, until the principal hereof is due, and at the rate of 4% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to, a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S.$2,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date). Payment of interest on this Security may be made by United States Dollar check drawn on a bank in New York City mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.


                                             BEA SYSTEMS, INC.


                                             By:_______________________________
                                             Name: William T. Coleman, III
                                             Title:  Chief Executive Officer


Attest:


By:______________________________
Name:  Steve Brown
Title: Chief Financial Officer


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:  December 20, 1999

STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.,
as Trustee

By: _______________________________________
Authorized Signatory

                              REVERSE OF SECURITY

     This Security is one of a duly authorized issue of securities of the Company designated as its "4% Convertible Subordinated Notes due December 15, 2006" (herein called the "Securities"), limited in aggregate principal amount to U.S. $450,000,000 (or $550,000,000 if the Over-allotment Option is exercised in full), issued and to be issued under an Indenture, dated as of December 15, 1999 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

     No sinking fund is provided for the Securities. The Securities will not be subject to redemption prior to December 20, 2002 and will be redeemable on and after that date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice to the Holders prior to the Redemption Date at the Redemption Prices (expressed as percentages of the principal amount) set forth below; provided, however, that the Securities will not be redeemable during the period beginning on December 20, 2002 and ending on December 14, 2004 unless the Closing Price Per Share of the Common Stock exceeds 140% of the Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending within five Trading Days immediately preceding the aforesaid notice to Holders.

     The following table sets forth the Redemption Prices (expressed as percentages of the principal amount) if such Security is redeemed during the 12-month period beginning December 15 (December 20, 2002 through December 14, 2003 in the case of the first such period:

                         YEAR                    REDEMPTION PRICE
                    --------------           -----------------------
                         2002                        102.286%
                         2003                        101.714
                         2004                        101.143
                         2005                        100.571

and thereafter at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the event of a redemption of the Securities, the Company will not be required
(a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

     In any case where the due date for the payment of the principal of, premium, if any, interest, or Liquidated Damages on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, interest, or Liquidated Damages, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on the date of Maturity, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 7.215 shares of Common Stock for each U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during such period and, as a result, the right to convert would terminate in such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, further, that if this Security or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during the period from the close of business on any

Regular Record Date next preceding any Interest Payment Date to the opening of business on such succeeding Interest Payment Date and is surrendered for conversion during such period, then the Holder of this Security on such Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares and further assuming, if such consolidation, merger, conveyance, transfer, sale or lease occurs prior to 90 days following the last original issue date of the Securities, that the Security was convertible at the time of such occurrence at the Conversion Rate specified above as adjusted from the issue date of such Security to such time as provided in the Indenture). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

     If this Security is a Registrable Security (as defined in this Indenture), then the Holder of this Security (including any Person that has a beneficial interest in this Security)] and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of December 15, 1999, executed by the Company (the "Registration Rights

Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Registrable Securities that it will, at its expense, (a) within 90 days after the Issue Date file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (b) use all reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the Issue Date of the Securities, provided, however, that the Company may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective for a resasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole, and (c) use all reasonable efforts to maintain such Shelf Registration Statement effective under the Securities Act of 1933, as amended, until the second annual anniversary of the date it is declared effective or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period"). The Company will be permitted to suspend the use of the prospectus which is part of the Shelf Registration Statement during certain periods of time as provided in the Registration Rights Agreement.

     If (i) on or prior to 90 days following the Issue Date, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the Issue Date, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on this Restricted Security from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, in respect of the Restricted Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Restricted Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Pursuant to the Registration Rights Agreement, in the event that the Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) (an "Effective Failure") during the Effectiveness Period for more than 60 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Restricted Securities shall increase by an additional one-half of one percent (0.50%) per annum from the 61st day of the applicable 12-month period until such time as the Effective Failure is cured.

     Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

     If this Security is a Registrable Security and the Holder of this Security (including any Person that has a beneficial interest in this Security) elects to sell this Security pursuant to the Shelf

Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

     If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is at least $5,000 or an integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S.$1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the second succeeding paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premiums if any, or interest (including Liquidated Damages) hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (including Liquidated Damages) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of a this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for the payment of the principal (and premium, if any) or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   as tenant in common                             UNIF GIFT MIN ACT     ____ Custodian _____
TEN ENT   as tenants by the entireties (Cust)                                     (Cust)        (Minor)
JT TEN    as joint tenants with right of survivorship                           under Uniform Gifts to
          and not as tenants in common                                          Minors Act _______
                                                                                           (State)

Additional abbreviations may also be used though not in the above list.

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) Pursuant to Article 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or ______________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.

Dated:

________________________________________________

________________________________________________
Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.


________________________________________________
Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $1,000 or an integral multiple of $1,000 in excess thereof): ___________________

Remaining principal amount following such repurchase (not less than U.S. $1,000):

______________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                               CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:___________   ______________________________________________________
                                         Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

__________________________________________
(Name)


__________________________________________

__________________________________________
(Address)

__________________________________________
Social Security or other Identification
Number, if any

__________________________________________
Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

1.   Principal amount to be converted: U.S. $ ___________

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $___________    Denominations: U.S. $____________

(U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

                                  ASSIGNMENT

For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________________as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:___________   ___________________________________________


                                    ________________________________
                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    Eligible Guarantor Institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad -
                                    15 under the Securities Exchange Act of
                                    1934.


                                    ________________________________
                                    Signature Guaranteed